CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 16, 2018, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Multi-Alternatives Fund/VA and subsidiary and Oppenheimer Global Strategic Income Fund/VA and subsidiary, as of December 31, 2017, incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectuses, and “Organization and Management of Wholly-Owned Subsidiary”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 25, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 13, 2018, with respect to the financial statements and financial highlights of Oppenheimer Capital Appreciation Fund/VA, Oppenheimer Conservative Balanced Fund/VA, Oppenheimer Discovery Mid Cap Growth Fund/VA, Oppenheimer Global Fund/VA, Oppenheimer Government Money Fund/VA (formerly Oppenheimer Money Fund/VA), Oppenheimer International Growth Fund/VA, Oppenheimer Main Street Fund/VA, Oppenheimer Main Street Small Cap Fund/VA, and Oppenheimer Total Return Bond Fund/VA (formerly Oppenheimer Core Bond Fund/VA) , as of December 31, 2017, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 25, 2018